TWENTY-FOURTH SUPPLEMENTAL INDENTURE
This TWENTY-FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 21, 2013, among Quicksilver Resources Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as Trustee.
W I T N E S S E T H
WHEREAS, the Company and the Trustee entered into an Indenture dated as of December 22, 2005 (the “Original Indenture”), among Quicksilver Resources Inc., as issuer, the subsidiary guarantors party thereto and the Trustee (as defined herein), as supplemented by an Eighth Supplemental Indenture dated as of August 14, 2009 (the “Eighth Supplemental Indenture”), a Twelfth Supplemental Indenture dated as of December 23, 2011, a Sixteenth Supplemental Indenture, dated as of February 28, 2012, a Twentieth Supplemental Indenture dated as of June 13, 2012 and a Twenty-third Supplemental Indenture dated June 12, 2013 (the Original Indenture, as so supplemented, the “Indenture”), pursuant to which the Company has issued $298,000,000 of aggregate principal amount of 9 1/8% Senior Notes due 2019 (the “Notes”);
WHEREAS, Section 10.02 of the Original Indenture provides that, in certain circumstances, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of a majority in principal amount of the Notes outstanding (excluding any Notes owned by the Company or its affiliates) (the “Requisite Consents”);
WHEREAS, the Company distributed a Consent Solicitation Statement (the “Statement”), dated June 14, 2013, seeking consents to certain proposed amendments to the Indenture as further described in the Statement;
WHEREAS, pursuant to the Statement, the Holders of a majority in aggregate principal amount of the Notes outstanding (excluding any Notes owned by the Company or its affiliates) have consented to all of the amendments evidenced by this Supplemental Indenture in accordance with the provisions of the Indenture and evidence of such consents has been provided by the Company to the Trustee; and
WHEREAS, all acts and things prescribed by the Indenture, by law and by the certificate of incorporation and the bylaws (or comparable constituent documents) of the Company, the Subsidiary Guarantors and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE 1
Section 1.01.    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02.    This Supplemental Indenture shall become effective, and the amendments set forth in Article 2 will become oeprative, immediately upon its execution and delivery by the Company, the Subsidiary Guarantors and the Trustee.
ARTICLE 2
Section 2.01.    Clause (4) of the definition of “Refinancing Indebtedness” in Section 1.02 of the Eighth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
(4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided that notwithstanding the foregoing, the subordination requirements of this clause (4) shall not apply to any Refinancing Indebtedness Incurred by the Company or any Subsidiary Guarantor if the net proceeds thereof are used, directly or indirectly, to refinance the 2016 Senior Subordinated Notes; provided that if the 2016 Senior Subordinated Notes are refinanced, in whole or in part, with Refinancing Indebtedness in the form of debt securities not secured by Liens, such debt securities will have a Stated Maturity at least 91 days later than the Stated Maturity of the Notes.”
ARTICLE 3
Section 3.01.    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.
Section 3.02.    All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.
Section 3.03.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.04.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.05.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 3.06.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Supplemental Indenture.
Section 3.07.    The recitals hereto are statements only of the Company and the Subsidiary Guarantors and shall not be considered statements of or attributable to the Trustee.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

QUICKSILVER RESOURCES INC.
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

COWTOWN PIPELINE FUNDING, INC.
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

COWTOWN PIPELINE MANAGEMENT, INC.
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

COWTOWN PIPELINE L.P.
By:	COWTOWN PIPELINE MANAGEMENT, INC its general partner
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

[Signature Page to Twenty-fourth Supplemental Indenture]

COWTOWN GAS PROCESSING L.P.
By:	COWTOWN PIPELINE MANAGEMENT, INC its general partner
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

QPP PARENT LLC By: QUICKSILVER RESOURCES INC., its sole member
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

[Signature Page to Twenty-fourth Supplemental Indenture]

QPP HOLDINGS LLC By: QPP PARENT LLC, one of its members, By: Quicksilver Resources Inc., its sole member
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer
By: QUICKSILVER RESOURCES INC., one of its members,
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

BARNETT SHALE OPERATING LLC By: QUICKSILVER RESOURCES INC., its member
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

[Signature Page to Twenty-fourth Supplemental Indenture]

SILVER STREAM PIPELINE COMPANY LLC By: QUICKSILVER RESOURCES INC., its member
By:	/s/ John C. Regan
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

[Signature Page to Twenty-fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Melonee Young
Name: Melonee Young
Title: Vice President

[Signature Page to Twenty-fourth Supplemental Indenture]